UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Empery Digital Inc. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2

1 Facebook, Instagram , LinkedIn & X ED Empery Digital @EMPD_BTC • • • 100 Your vote “FOR” EMPD’s nominees protects your investment. EMPD's board and management team developed and are executing the Company’s expected high cash flow AI infrastructure strategy, and we intend to see it through. Don't let ATG Capital replace the critical directors behind that plan. Vote “FOR” Empery Digital's nominees on the WHITE proxy card before the October 14 Annual Meeting. Every share counts. More info at okapivote.com/EMPD . #ProtectEmpery #VoteTheWHITECard $EMPD

3